SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2012 (May 24, 2012)

The Edelman Financial Group Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c)

On May 24, 2012, The Board of Directors of The Edelman Financial Group Inc. (the “Company”) elected Fredric M. (Ric) Edelman, currently Co-Chief Executive Officer of the Company, Chief Executive Officer. For the past year, both Mr. Edelman and George L. Ball have served as Co-Chief Executive Officers of the Company. Mr. Ball will continue in his position as Chairman of the Board.

The information pertaining to Mr. Edelman and Mr. Ball set forth in Items 10 and 13 in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 30, 2012, is incorporated herein by reference.

Item 8.01.   Other Events.

On May 25, 2012, the Company announced that its Board of Directors had declared a quarterly dividend of $0.05 per share of common stock for the second quarter of 2012.  The dividend will be payable on July 19, 2012, to common stockholders of record at the close of business on July 5, 2012.

Any future dividends will be at the discretion of the Company’s board of directors after taking into account various factors, including general economic and business conditions, tax considerations, its strategic plans, its financial results and condition, its expansion plans, any contractual, legal or regulatory restrictions on the payment of dividends, and such other factors the board of directors considers relevant.

Item 9.01.   Financial Statements and Exhibits.

a.        Financial statements of business acquired

Not Applicable

b.       Pro forma financial information

Not Applicable

c.       Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EDELMAN FINANCIAL GROUP INC.

By:	/s/ John T. Unger
John T. Unger,
Senior Vice President and General Counsel

Date: May 25, 2012